Exhibit 10.45

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated on and as of April __, 2016 (this “Agreement”), is made by and among NUO THERAPEUTICS, INC., a Delaware corporation and debtor and debtor-in-possession under Chapter 11 of the United States Bankruptcy Code (the “Company”), the undersigned purchasers (each a “Purchaser” and collectively, the “Purchasers”) and each assignee of a Purchaser who becomes a party hereto.

WHEREAS, the Company is a debtor and debtor-in-possession in Case No. 16-10192 (MFW). (the “Case”) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (captioned “In re: Nuo Therapeutics, Inc.”) under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. §101, et seq.) (the “Bankruptcy Code”);

WHEREAS, the Company will be reorganized pursuant to its First Amended Plan of Reorganization (the “Plan”), subject to entry of a final order confirming the Plan by the Bankruptcy Court (the “Confirmation Order”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers, severally and not jointly, desire to purchase from the Company, shares (the “Shares”) of the Company’s New Common Stock, par value $0.0001 per share (the “New Common Stock”). The Shares are sometimes referred to herein as the “Securities”; and

WHEREAS, the net proceeds of the Offering are intended to be used by the Company to finance in part the distributions to be made under the Plan, to pay the fees and expenses associated therewith, and for working capital and other general corporate purposes of the Company and its subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

1	SUBSCRIPTION

(a)            Subject to the conditions to closing set forth herein, each Purchaser hereby irrevocably subscribes for and agrees to purchase Securities for the aggregate purchase price set forth on the signature page of such Purchaser hereto (the “Subscription Amount”). The Securities to be issued to each Purchaser hereunder shall consist of Shares in an amount equal to the quotient of (x) the Subscription Amount, divided by (y) the Share Purchase Price, rounded down to the nearest whole number.

(b)            For the purposes of this Agreement, the purchase price for each Share shall be $1.00 (the “Share Purchase Price”).

(c)            The Company shall use its reasonable best efforts to hold the closing of the Offering (the “Closing”, and the date of the Closing, the “Closing Date”) as soon as practicable after entry of the Confirmation Order by the Bankruptcy Court approving the Plan but no later than May 5, 2016. Prior to the Closing, each Purchaser shall deliver the applicable Subscription Amount, by wire transfer to an escrow account in accordance with the wire transfer instructions set forth on Schedule A, and such amount shall be held in the manner described in Section 1(d) below. There is no minimum Subscription Amount required for the Closing.

(d)            All payments for Securities made by the Purchasers will be deposited as soon as practicable but by no later than 5:00 p.m. (New York time) on the date of this Agreement, in a non-interest bearing escrow account. With respect to each Purchaser, payments for Securities made by such Purchaser will be returned promptly, prior to an applicable Closing, without interest or deduction, if, or to the extent, (i) such Purchaser’s subscription is rejected by the Company, (ii) the Offering is terminated for any reason; or (iii) upon request by such Purchaser, if the Closing does not occur within fifteen (15) days after the date of the Confirmation Order; provided, however, that the foregoing clause (iii) shall not relieve any Purchaser of any liability in the event the Closing does not occur within such fifteen (15) day period due to the failure of a Purchaser to deliver such Purchaser’s applicable Subscription Amount.

(e)            Upon receipt by the Company of the requisite payment for all Securities to be purchased by the Purchasers whose subscriptions are accepted, the Company shall, at the Closing: (i) issue to each Purchaser stock certificates representing the shares of New Common Stock purchased at such Closing under this Agreement, (ii) deliver to the Purchasers a certificate stating that the representations and warranties made by the Company in Section 3 of this Agreement are true and correct in all material respects on the date of such Closing relating to the Securities subscribed for pursuant to this Agreement as though made on and as of such Closing Date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date), and (iii) cause to be delivered to the Purchasers an opinion of Dentons US LLP substantially in the form of Exhibit A hereto. Notwithstanding anything to the contrary herein, the Company and Purchasers agree that no funds may be released to the Company from the escrow account until entry of the Confirmation Order by the Bankruptcy Court approving the Plan, all of the items required to be delivered by the Company pursuant to this Section 1(e) have been delivered in accordance with this section and all other conditions to Closing set forth in this Agreement have been satisfied or waived. Upon satisfaction or waiver of all conditions to the Closing set forth in this Agreement, funds may be released from the escrow account upon the written instructions of the Company.

(f)             Each Purchaser acknowledges and agrees, solely with respect to itself, that (i) the purchase of Shares by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement, and (ii) this Agreement shall be binding upon such Purchaser upon the execution and delivery to the Company of such Purchaser’s signed counterpart signature page to this Agreement unless and until the Company shall promptly reject the subscription being made hereby by such Purchaser.

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2	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, hereby represents and warrants only as to itself to the Company, and agrees with the Company as follows:

(a)            Such Purchaser understands and acknowledges and is fully aware that (i) the Company is a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code in Case No. 16-10192 (MFW) pending in the United States Bankruptcy Court for the District of Delaware, (ii) the Company is delinquent in its filings with the Securities and Exchange Commission (the “SEC”), including as a result of its failure to file any quarterly or annual periodic report on Form 10-Q or Form 10-K for any quarterly or annual fiscal period ended after December 31, 2015 (including as a result of certain SEC no-action letter relief), (iii) the Securities are currently quoted on the OTC Markets Group OTC Pink marketplace, and (iv) the Securities are not presently quoted or listed for trading on any national securities exchange, and, notwithstanding the circumstances described in the preceding clauses (i), (ii), (iii) and (iv) (and without limiting any of the other representations and warranties or agreements of Purchaser herein), such Purchaser has made its own investment decision to subscribe for and purchase Securities issued in the Offering.

(b)            Such Purchaser has carefully read this Agreement and the Escrow Agreement attached hereto as Exhibit B and the Registration Rights Agreement attached hereto as Exhibit C (collectively the “Offering Documents”), and is familiar with and understands the terms of the Offering. Such Purchaser has also carefully read and considered the Company’s First Amended Disclosure Statement for Debtor’s First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated March 28, 2016 (the “Disclosure Statement”) and the Plan Supplement dated April 15, 2016. Such Purchaser has relied only on the information contained in the Offering Documents, the Disclosure Statement and the Company’s SEC filings through the Closing Date (the “SEC Filings”), and has not relied on any representation made by any other person, other than as set forth in Sections 2(c) and (d) below. Such Purchaser fully understands all of the risks related to the purchase of the Securities. Such Purchaser has carefully considered and has discussed with such Purchaser’s professional legal, tax, accounting and financial advisors, to the extent such Purchaser has deemed necessary, the suitability of an investment in the Securities for such Purchaser’s particular tax and financial situation and has determined that the Securities being subscribed for by such Purchaser are a suitable investment for such Purchaser. Such Purchaser recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment. Such Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the Offering.

(c)            Such Purchaser acknowledges that (i) such Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that such Purchaser requested have been made available for inspection by such Purchaser, such Purchaser’s attorney, accountant or advisors.

(d)            Such Purchaser and such Purchaser’s advisors have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of such Purchaser. Such Purchaser understands that it is not relying on any representation of any kind made by the Company regarding the Company, the Securities or any other matter other than as set forth herein.

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(e)            Such Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(f)             If such Purchaser is a natural person, such Purchaser has reached the age of majority in the state in which such Purchaser resides. Such Purchaser has adequate means of providing for such Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

(g)            Such Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable such Purchaser to utilize the information made available to such Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents.

(h)            Such Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. Such Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. Such Purchaser represents and warrants that such Purchaser is acquiring the Securities for such Purchaser’s own account and not with a current view toward resale or distribution within the meaning of the Securities Act. Such Purchaser has not offered or sold the Securities being acquired nor does such Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. Such Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities subscribed for hereunder, except as provided in the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit C attached hereto (the “Registration Rights Agreement”). By making these representations herein, such Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(i)            Such Purchaser acknowledges that the certificates representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which is available under such act.

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Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144(b) or have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement) and in compliance with the obligations set forth in the Registration Rights Agreement, or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Shares, the Company will use its reasonable best efforts to no later than five (5) trading days following the delivery by a Purchaser to the Company or to the Company and the Company’s transfer agent of a legended certificate representing such Shares (together with such accompanying documentation or representations as reasonably required by counsel to the Company), deliver or cause to be delivered a certificate representing such Shares that is free from the foregoing legend.

(j)             If this Agreement is executed and delivered on behalf of a partnership, corporation, limited liability company, trust, estate or other entity: (i) such partnership, corporation, limited liability company, trust, estate or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, limited liability company, trust, estate or other entity in connection with the purchase of its Securities, and (b) to purchase and hold such Securities, (ii) the signature of the party signing on behalf of such partnership, corporation, limited liability company, trust, estate or other entity is binding upon such partnership, corporation, limited liability company, trust, estate or other entity, and (iii) such partnership, corporation, limited liability company, trust or other entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information to the Company substantiating such individual qualification.

(k)            If such Purchaser is a retirement plan or is investing on behalf of a retirement plan, such Purchaser acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

(l)            The information contained in the purchaser questionnaire in the form of Exhibit D attached hereto (the “Purchaser Questionnaire”) delivered by such Purchaser in connection with this Agreement is complete and accurate in all respects, and such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act on the basis indicated therein.

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(m)            Such Purchaser acknowledges that the Company will have the authority to issue shares of New Common Stock, in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of New Common Stock from time to time. The issuance of additional shares of New Common Stock may cause dilution of the existing shares of New Common Stock and a decrease in the market price of such existing shares. Such Purchaser acknowledges and agrees that such Purchaser shall have no preemptive rights, right of first refusal, or other rights to subscribe for or purchase any shares of New Common Stock the Company may issue in the future as a result of such Purchaser’s purchase of Securities pursuant to this Agreement.

(n)             Such Purchaser agrees that from the Closing Date until the fifth anniversary of the Closing Date, such Purchaser will not enter into any Short Sales of New Common Stock. For purposes of this Agreement, “Short Sales” are defined as orders by a Purchaser to its broker or agent to sell presently a specified number of shares of New Common Stock held by the broker or agent in return for the Person’s promise to replace the New Common Stock sold at a later date. The prohibition on Short Sales contained in this Agreement extends to (i) “naked” shorts sales, which are short sales of New Common Stock which the seller does not presently hold and are completed by covering through a market purchase of the shares due, and (ii) short sales “against the box,” which are short sales of New Common Stock shares which the seller does presently hold, which are either covered by a market purchase (as with the “naked short”) or by delivering the shares held against the shares due. Such Purchaser further acknowledges and agrees that in the event of its breach of this Section 2(n), monetary damages shall not constitute a sufficient remedy and that, in addition to other rights and remedies existing in its favor, the Company may apply to the Bankruptcy Court or to any other court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages. All shares of New Common Stock shall bear a restrictive legend that prohibits for five (5) years from the Closing Date the use of the issued shares by the holder thereof for purposes of covering a short sale by the holder or any other person designated by the holder or who maintains the New Common Stock on behalf of the holder.

3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a)            The Company hereby makes the following representations and warranties to the Purchasers as of immediately prior to Closing after giving effect to the Plan and Confirmation Order:

(b)            Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, except as disclosed in the Disclosure Statement and the SEC Filings, the Company has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

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(c)            Capitalization. Immediately prior to the Closing, (a) the authorized capital stock of the Company will consist of 25,000,000 shares of New Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, (b) 12,000,000 shares of New Common Stock1 and 29,300 shares of preferred stock will be issued and outstanding, and (c) 1,100,000 shares of Common Stock will be reserved for future issuance to employees, directors, officers and consultants pursuant to the Company’s employee stock plans. Other than as set forth above or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(d)            Issuance; Reservation of Shares. The issuance of the Shares has been duly and validly authorized by all necessary corporate and stockholder action, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of New Common Stock of the Company.

(e)            Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person, except for those that which have been complied with or waived.

(f)             No Conflict; Governmental and Other Consents.

  (i)            The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of, (i) any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its subsidiaries is bound, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect.

1 Assumes that 100% of existing Company common stock is reissued as New Common Stock due to proper return of Release Documents according to the Plan.

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  (ii)            No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except (i) such approval as may be required under the Securities Act and applicable state securities laws in respect of the registration of the Shares as contemplated by the Registration Statement, and (ii) such post-Closing filings as may be required to be made with the SEC, the Financial Industry Regulatory Authority, Inc., and with any state or foreign blue sky or securities regulatory authority.

(g)            Litigation. Except for the Case, there are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its subsidiaries, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect. Except for the Case, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement. Except as disclosed in the Disclosure Statement and the SEC Filings in connection with the Case, neither the Company nor any of its subsidiaries are subject to any order, judgment or decree, which would be reasonably likely to have a Material Adverse Effect.

(h)            Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(i)             Subsidiaries. The Company’s subsidiaries are set forth on Schedule B hereof (collectively referred to herein as the Company’s “subsidiaries”). Each of the Company’s subsidiaries has been duly formed, is validly existing and is in good standing under the law of the jurisdiction of its formation, has the requisite power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(j)             Indebtedness. The Disclosure Statement reflects, as of the date thereof, all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. Neither the Company nor any of its subsidiaries has incurred any material Indebtedness or commitments for Indebtedness since the date of the Disclosure Statement. For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Except as disclosed in the Disclosure Statement and the SEC Filings, as of the Closing Date, (i) the Company is not in default with respect to any Indebtedness, and (ii) the Company will not be insolvent after giving effect to the transactions contemplated herein. For purposes of this Section 3(j), “insolvent” shall mean an inability to pay debts when due.

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(k)            Certain Fees. Except as is set forth on Schedule C, no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(l)             Material Agreements. Except as disclosed in the Disclosure Statement and the SEC Filings, as of the Closing Date, the Company is not in default under any material agreement then in effect to which the Company is a party, the result of which would be reasonably likely to have a Material Adverse Effect.

(m)           Transactions with Affiliates. Except as disclosed in the Disclosure Statement and the SEC Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, its subsidiaries or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such person.

(n)            Taxes. The Company and its subsidiaries have prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties (“Taxes”) required by law to be filed by them, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect. None of the federal income tax returns of the Company or any of its subsidiaries for the past five years has been audited by the Internal Revenue Service. Neither the Company nor any of its subsidiaries has received written notice of any assessments, adjustments or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect.

(o)            Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and its subsidiaries’ businesses without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

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(p)            Environmental Matters. To the Company’s knowledge, all real property owned, leased or otherwise operated by the Company and its subsidiaries is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and neither the Company nor any of its subsidiaries has knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company, its subsidiaries or any of their respective facilities relating to Environmental Laws or Hazardous Substances. “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(q)            Intellectual Property Rights and Licenses. Except as disclosed in the Disclosure Statement and the SEC Filings, (a) the Company and its subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”), (b) neither the Company nor any of its subsidiaries has received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s and its subsidiaries’ businesses is infringing or has infringed upon any intellectual property rights of others in a manner that would be reasonably expected to have a Material Adverse Effect, (c) all payments have been duly made that are necessary to maintain the Intangible Rights in force, (d) no claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company or any of its subsidiaries, (e) the Company and its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and neither the Company nor its subsidiaries is or has been in material breach of any such license or other permission in a manner that would be reasonably expected to have a Material Adverse Effect.

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(r)             Labor, Employment and Benefit Matters.

(i)            There are no existing, or to the Company’s knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. There is no organizing activity involving employees of the Company or its subsidiaries pending or, to the Company’s knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(ii)            Neither the Company nor any of its subsidiaries is, or during the five years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries.

(iii)           Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(iv)           Neither the Company nor any of its subsidiaries have any liabilities, contingent or otherwise, including, without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Company’s financial statements or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(v)            Neither the Company nor any of its subsidiaries has (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

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(s)            Compliance with Law. Except as disclosed in the Disclosure Statement and the SEC Filings, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, including, to the extent applicable, U.S. anti-money laundering laws and U.S. Treasury Department’s Office of Foreign Assets Control regulations, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. Neither the Company or its subsidiaries has received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company or any of its subsidiaries which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice or otherwise has any knowledge that the Company or any of its subsidiaries is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company, its subsidiaries and, to the Company’s knowledge, their respective directors, officers, employees and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations. The Company expects to be in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder within 180 days of the Closing, except where such noncompliance would not reasonably be likely to have a Material Adverse Effect.

(t)             Ownership of Property. Except as disclosed in the Disclosure Statement and the SEC Filings, the Company and its subsidiaries has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect, (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect.

(u)            No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 2 of this Agreement, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act.

(v)            General Solicitation. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act. To the knowledge of the Company, no person acting on its behalf has offered the Securities for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(w)            No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the New Common Stock to facilitate the sale or resale of the Securities.

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(x)             No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

(y)            Disclosure. The Company understands and acknowledges that each of the Purchasers will rely on the foregoing representations in purchasing the Securities of the Company hereunder. All disclosure provided by the Company to the Purchasers in the Company’s SEC Filings and the Disclosure Statement regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are, taken as a whole, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4	UNDERSTANDINGS

Each of the Purchasers understands, acknowledges and agrees with the Company as follows:

(a)            The execution of this Agreement by the Purchaser or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company to accept any subscription or complete the Offering. If the Company accepts a subscription for Securities made by a Purchaser, it shall countersign this Agreement. If this Agreement is not countersigned by the later of (i) five (5) business days following the Company’s receipt thereof, and (ii) one (1) business day after entry of the Confirmation Order by the Bankruptcy Court approving the Plan , the Purchaser shall have the option to withdraw its investment by delivering written notice thereof to the Company. This Agreement, however, shall remain valid unless and until the Company has received such written notice of withdrawal. Each Purchaser hereby acknowledges and agrees that the subscription hereunder, once accepted by the Company, is irrevocable by such Purchaser, and that, except as required by law, such Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Purchaser hereunder, except that the obligations under this Agreement shall not survive the death or disability of such Purchaser.

(b)            No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Purchasers must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

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(c)            The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in the Purchaser Questionnaire.

(d)            Notwithstanding the registration obligations provided herein, there can be no assurance that the Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(e)            The Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by the Purchaser until the public announcement of the Offering by the Company. The Purchaser acknowledges that the foregoing restrictions on the Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which the Purchaser is aware. Except for the terms of the transaction documents and the fact that the Company is considering consummating the transactions contemplated therein (which information the Company has agreed to disclose in accordance with Section 4(c) of this Agreement), the Company confirms that neither the Company nor, to its knowledge, any other person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, non-public information as of the Closing Date.

5	COVENANTS OF THE COMPANY

(a)            The Company shall make a public announcement of the approval of the Plan, the cancellation of the existing common stock and the execution of this Agreement and the terms of the transaction documents by issuing a press release and filing with the SEC a Current Report on Form 8-K not later than 8:30 a.m. New York City time on the business day following the date of this Agreement. As a result of the forgoing issuance and filing, all material, non-public information previously provided to the Purchasers or their agents or counsel shall have been publicly announced and disclosed. Notwithstanding anything in this Agreement to the contrary, following the foregoing issuance and filing the Company shall have no obligation to, and will not, disclose or provide any material, non-public information to the Purchasers or their agents or counsel.

(b)            The Company shall make a public announcement of the Closing of the Offering by issuing a press release not later than 8:30 a.m. New York City time on the business day following the Closing, and thereafter the Company shall file with the SEC a Current Report on Form 8-K within the time frame required by law.

(c)            The Company shall use its reasonable best efforts (i) to be in compliance with all of its SEC filing obligations (including having made all filings under the Exchange Act that have not been timely filed as of the date hereof) not later than the 180th day following the Closing and (ii) thereafter, to file in a timely manner all required reports under the Exchange Act.

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(d)            The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Purchasers and their counsel promptly after such filing.

(e)            The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(f)            The Company intends that the net proceeds from the Offering will be used to finance in part the distributions to be made under the Plan, to pay the fees and expenses associated therewith, and for working capital and other general corporate purposes of the Company.

6	MISCELLANEOUS

(a)            Notices. Any notice or other document required or permitted to be given or delivered to the Purchasers shall be in writing and sent (x) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (y) by an internationally recognized overnight delivery service (with charges prepaid):

(i)            if to the Company, at

Nuo Therapeutics, Inc.

207A Perry Parkway, Suite 1

Gaithersburg, MD 20877

Attention: Chief Executive Officer

Facsimile: (240) 499-2690

or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

Attention: Jeffrey A. Baumel, Esq.

Facsimile: (973) 912-7199

and

Dentons US LLP

1301 K Street, N.W.

Suite 600, East Tower

Washington, D.C. 20006

Attention: Sam J. Alberts, Esq.

Facsimile: (202) 408-6399

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(ii)            if to the Purchaser, at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

(b)            Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Section” refer to a Section of this Agreement unless otherwise specifically indicated.

(c)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)            Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(e)            Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6(E) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(f)             Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and Purchasers holding at least 66 2/3% of the Shares collectively held by them. Any such amendment will apply to all Purchasers equally, without distinguishing between them.

(g)            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby.

(h)            Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

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(i)             Arms Length Negotiations. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

(j)             Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

(SIGNATURE PAGE FOLLOWS)

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The Purchaser hereby subscribes for such number of Shares as shall equal (x) the Subscription Amount as set forth below divided by the Share Purchase Price, rounded down to the nearest whole number, and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

Dated

Total Subscription Amount:	$

Signature of Subscriber

Name and Title of Officer (if applicable)

Signature of Joint Subscriber (if any):

Social Security Number:

Taxpayer Identification (if applicable)

Social Security Number of Joint Subscriber (if any):

Name (please print as name will appear on stock certificate):

Number and Street:

City, State:

Zip Code:

ACCEPTED BY:
NUO THERAPEUTICS, INC.

By:_____________________________________
Name:
Title:
Dated:

SCHEDULE A

ESCROW INSTRUCTIONS

SCHEDULE B

SUBSIDIARIES

Cytomedix Acquisition Corp LLC

Aldagen, Inc. (Delaware)

SCHEDULE C

CERTAIN FEES AND COMMISSIONS

EXHIBIT A

LEGAL MATTERS

EXHIBIT B

FORM OF ESCROW AGREEMENT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

CONFIDENTIAL PURCHASER QUESTIONNAIRE

This Questionnaire must be completed and returned to:

NUO THERAPEUTICS, INC.

207A Perry Parkway, Suite 1

Gaithersburg, MD 20877

Attention: Chief Financial Officer

Facsimile: 240-499-2690

1.              IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B)

A.          INDIVIDUAL IDENTIFICATION QUESTIONS

Name (Exact name as it should appear on stock certificate)

Residence:

Address

Home Telephone Number

Fax Number

Date of Birth

Social Security Number

B.          IDENTIFICATION QUESTIONS FOR ENTITIES

Name (Exact name as it will appear on stock certificate)

Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Telephone Number

Type of Entity (corporation, partnership, trust, etc.)

Was entity formed for the purpose of this investment? Yes or No

2.             DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

Please check whether you are any of the following:

_____________a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment;

_____________private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 or an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____________a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire o a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity o an insurance company as defined in Section 2(13) of the Securities Act of 1933;

_____________an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;

_____________a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

_____________an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents;

_____________a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934;

_____________a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees;

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_____________an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000;

_____________an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000 ;

_____________an entity in which all of the equity owners are accredited investors

3.             BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE

Occupation

Number of Years

Present Employer

Position/Title Educational Background

Frequency of prior investment (check one in each column):

	Frequently	Occasionally	Never
Stock & Bonds

Venture Capital Investments

4.             SIGNATURE

The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information, which may occur prior to the investment.

Executed on ___________, 2016

_____________________________

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